CONSENT AND AGREEMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT TO CREDIT AGREEMENT (this "Consent"), dated as of July 11, 2002, among THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the "Borrower"), the lenders (the "Lenders") party to the Credit Agreement referred to below and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 9, 2001 (as amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement");

WHEREAS, the Borrower and the Lenders have heretofore entered into the First Amendment to permit, inter alia, the Grove Acquisition on the terms and conditions set forth therein;

WHEREAS, Grove has issued 14% Debentures due 2007 in an aggregate principal amount of $45,000,000 pursuant to that certain Indenture, dated as of October 5, 2001, among Grove and The Bank of New York, as trustee (the "Designated Grove Indebtedness"), which Designated Grove Indebtedness constitutes "Grove Indebtedness To Be Refinanced" under the First Amendment and the Credit Agreement;

WHEREAS, as part of the Grove Acquisition and certain related transactions, the Borrower has requested certain modifications to the terms of the First Amendment and the Credit Agreement; and

WHEREAS, subject to the terms and conditions of this Consent, the Lenders wish to permit such modifications and the Borrower and the Lenders wish to enter into certain agreements, in each case as herein provided;

NOW, THEREFORE, it is agreed:

I.     Consents and Agreements.

1.     Notwithstanding anything to the contrary contained in the Credit Agreement or in the First Amendment, the Lenders hereby acknowledge and agree that (i) (x) the Designated Grove Indebtedness shall not be required to be refinanced pursuant to the Grove Refinancing, (y) the conditions to the consummation of the Grove Acquisition set forth in clause (v) of Section 1, Part I of the First Amendment shall, to the extent applicable to the Designated Grove Indebtedness, not be required to be satisfied and (z) the Designated Grove Indebtedness shall be permitted to remain outstanding without any violation of 9.04, in each case until the 40th day following the consummation of the Grove Acquisition, so long as immediately following the consummation of the Grove Acquisition, Grove shall have delivered an irrevocable notice of redemption with respect to the Designated Grove Indebtedness to the holders thereof pursuant to, and in accordance with the terms of, the indenture governing the Designated Grove Indebtedness, (ii) the Grove Acquired Entities shall not be required to enter into counterparts of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement (or to comply with the provisions of Section 9.17 of the Credit Agreement and clauses (xii), (xiii), (xv), (xvi) and (xvii) of Section 1, Part I of the First Amendment) until the earlier to occur of (x) the 40th day following the consummation of the Grove Acquisition and (y) the date of the consummation of the refinancing of the Designated Grove Indebtedness as contemplated by preceding clause (i), so long as (and only so long as) all of the capital stock of Grove (as the surviving corporation of the merger of Giraffe Merger Sub with and into Grove pursuant to the Grove Acquisition) shall have been pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement on the First Amendment Acquisition Effective Date, (iii) Revolving Loans and Swingline Loans otherwise required to be incurred on the First Amendment Acquisition Effective Date to repay, in part, the Designated Grove Indebtedness as contemplated by Section 7.08(c) of the Credit Agreement shall be incurred on the date of the consummation of the refinancing of the Designated Grove Indebtedness as contemplated by preceding clause (i) and (iv) the portion of the proceeds from the issuance of the New Senior Subordinated Notes (if any) otherwise required to be used on the First Amendment Acquisition Effective Date to refinance, in part, the Designated Grove Indebtedness shall be held in a cash collateral account pledged in favor of the Collateral Agent to secure the Obligations of the Borrower under the Credit Agreement pursuant to documentation satisfactory to the Collateral Agent until the refinancing of the Designated Grove Indebtedness and, thereupon, released and applied (prior to the application of Revolving Loans or Swingline Loans for such purpose) to refinance the Designated Grove Indebtedness.

2.     Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower hereby covenants and agrees that, at all times prior to the refinancing of the Designated Grove Indebtedness (unless the proceeds of the respective incurrence of Loans are to be utilized to refinance the Designated Grove Indebtedness and/or pay related premiums), it shall not incur any Loans or request the issuance of any Letter of Credit if the incurrence of such Loans or the issuance of such Letter of Credit would cause the Total Unutilized Revolving Loan Commitment at such time (after giving effect to the respective incurrence or issuance) to be less than $40,000,000.

3.     The Borrower hereby agrees that the failure to comply with any agreement or covenant contained in this Consent shall constitute an "Event of Default" for all purposes of the Credit Agreement, entitling the Lenders and the Administrative Agent to take all actions and remedies described in Section 10 of the Credit Agreement.

II.     Miscellaneous Provisions.

1.     In order to induce the Lenders to enter into this Consent, the Borrower hereby represents and warrants that:

(a)     no Default or Event of Default exists as of the Consent Effective Date, immediately before giving effect to this Consent and immediately after giving effect to this Consent; and

(b)     all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Consent Effective Date both immediately before and immediately after giving effect to this Consent, with the same effect as though such representations and warranties had been made on and as of the Consent Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.     This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.     This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.     THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.     This Consent shall become effective on the date (the "Consent Effective Date") when (i) the First Amendment Acquisition Effective Date shall have occurred and (ii) the Borrower, the Administrative Agent and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office. Notwithstanding the foregoing, in the event the Grove Transaction is not consummated on the Consent Effective Date, the Consent Effective Date shall be deemed not to have occurred and this Consent shall be deemed never to have become effective.

6.     From and after the Consent Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the date first above written.

THE MANITOWOC COMPANY, INC., as the Borrower

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Individually, and as Administrative Agent

By:
Name:
Title:

BANK ONE, NA, Individually and as Syndication Agent

By:
Title:

FLEET NATIONAL BANK, Individually and as Documentation Agent

By:
Title:

[NAMES OF ADDITIONAL LENDERS TO BE ADDED]

By:
Title: